LOAN AGREEMENT

THIS LOAN AGREEMENT, dated May 21, 2008, made in Zürich, Switzerland by and between:

Party A
Seymore Investments Limited, a limited liability company registered in the British Virgin Islands, with its registered address at Sea Meadow House, Blackburn Highway, Road Town, Tortola BVI, Legal Representative: Nick Vippach for and on behalf of Beresford Trustees Limited (Director)

Party B
Exotacar Inc., a publicly quoted company incorporated in Nevada located at 1001 Bayhill Drive, 2nd Floor Suite 200, San Bruno CA 94066. Legal representative: René Soullier (President)

RECITALS

WHEREAS, Party B desires to receive funding for business development and operational costs; and Party A desires to provide Party B with a loan.  Party A and Party B enter into this Loan Agreement (this "Agreement") on the principle of equality and mutual benefit.

ARTICLE I

AMOUNT AND TERM OF LOAN

1.1.
Party A agrees, subject to the terms and conditions of this Agreement, to extend a loan to Party B (the "Loan"). The amount of the Loan shall be US$ 150,000.  The interest rate agreed upon shall be 10% per year payable at the end of each twelve month period from the date of execution.

1.2.	The term of the Loan shall be three years, commencing from the execution date, that is, from May 21, 2008 until May 20, 2011.

1.3.
Party B shall repay the Loan in full at the latest on the expiration of the term thereof.  Repayment shall be in form of either cash or stock as per agreement between Party A and Party B.  If the Loan is repaid in stock, Party A shall be given a 15% discount to the market price of Party B common stock based on a five day rolling average price of Party B common stock immediately preceding repayment of the Loan.

ARTICLE II

METHOD OF BORROWING AND USE OF LOAN PROCEEDS

Within 10 business days after execution of this Agreement, Party A shall make available to Party B the full amount of the Loan to the following account designated by Party B:

Account Name:                                           Exotacar Inc.
Account number:                                         148 000-925-1
Address:                                                     RBC Centura Bank
                              17010 Kenton Drive
                              Cornelius, NC 28031
Routing:                                                      053100850
Swift Code:                                                CNTAUS33

Party B shall not use such Loan for any purposes in violation of US laws and regulations, otherwise Party A may at any time require Party B to repay the Loan immediately and in full.

ARTICLE III

PARTY B's REPRESENTATIONS AND WARRANTIES

Party B hereby represents and warrants to Party A that:

3.1.
Party B is a publicly quoted corporation, incorporated in Nevada, USA, has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party B after the execution hereof.

3.2.
Party B will resolve appropriately any issues not covered hereunder in conjunction with Party A in accordance with relevant US laws and policies, and agrees to deal fairly and in good faith with Party A.

ARTICLE IV

PARTY A's REPRESENTATIONS AND WARRANTIES

4.1.
Party A is a limited liability company established and existing under the laws of the British Virgin Islands, has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party A after the execution hereof.

4.2.
Party A will resolve appropriately any issues not covered hereunder in conjunction with Party B in accordance with relevant US laws and policies, and agrees to deal fairly and in good faith with Party B.

ARTICLE V

CONFIDENTIALITY

Without written consent of the other party, neither Party shall disclose to any third parties this Agreement or any information disclosed by any Party hereto during the performance of this Agreement, except such disclose is necessary for compliance with relevant laws and regulations, court rules and/or governmental or regulatory or stock exchange rules; unless such information becomes public not as a result of violation of this Article such as in the required disclosures in a filing on a Form 8K with the Securities and Exchange Commission.

ARTICLE VI

WAIVER

6.1.
No waiver of any breach hereof or failure of any Party in exercising any power or right hereunder shall operate as a waiver of other breach or further breach hereof, nor waiver of all the power or right hereunder.

6.2.	Any unreasonable delay of any Party in exercising any power or right hereunder shall operate as a waiver thereof.

ARTICLE VII

SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect under any US laws and regulations, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

ARTICLE VIII

ENTIRE AGREEMENT

6.1.	This Agreement contains the entire agreement and understanding between the Parties with respect to the Loan.

6.2.
This Agreement shall supersede all prior agreements, understandings, letter of intent, documents or communications between both Parties or their representatives and advisors relating to the Loan.  Neither Party shall bring forward any claims against the other Party by reference to such superseded agreements, understandings, letter of intent, documents or communications.

6.3.	No amendment to this Agreement or any provisions hereof shall be effective unless it shall be agreed in writing by both Parties.

ARTICLE IX

TAXES, FEES AND EXPENSES

Any and all taxes, fees and expenses that are payable as a result of the Loan shall be solely borne by the Party exercising its rights hereunder, unless either Party A or Party B has been expressly required to pay the same under applicable law or this Agreement.

ARTICLE X

BREACH

10.1.	Failure by any of Party A or Party B in performing its obligations hereunder shall constitute a breach of this Agreement.

10.2.
If this Agreement or any portion hereof can not be performed due to negligence of any Party hereto, such Party shall be held liable for breach, and the other Party shall have the right to terminate this Agreement. If both Parties are negligent, each of Party A and Party B shall bear the responsibilities to the extent of loss and damage comparative to their negligence.

ARTICLE XI

GOVERNING LAW

The formulation, validity, interpretation, performance, amendment and termination of this Agreement and resolution of dispute shall be governed by the relevant laws of the United States of America and the State of Nevada.

ARTICLE XII

DISPUTE RESOLUTION

Any dispute arising out of or in connection with this Agreement should be settled by friendly discussion and, failing such a settlement within 30 days upon notice by any Party hereto asking for negotiations, both Parties agree that such dispute shall be referred to and finally resolved by arbitration in San Francisco at the American Arbitration Association’s Regional Center pursuant to the then effective arbitration rules and regulations thereof. The arbitration award shall be final and binding on both Parties.  Any appeal of an arbitration award shall take place in Nevada courts.  Any and all fees and expenses that are payable as a result of the arbitration shall be evenly split between Party A and Party B, unless either Party A or Party B has been expressly required to pay the same under applicable law or this Agreement.

ARTICLE XIII

COUNTERPARTS

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Party A: Seymore Investments Limited

Authorized Representative: (Signature)                                                                                                _____________________________

Party B: Exotacar Inc.

Authorized Representative: (Signature)                                                                                                _____________________________